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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                      January 17, 2001 (January 5, 2001)


                          AMERICAN TOWER CORPORATION
              (Exact Name of Registrant as Specified in Charter)


       Delaware                       001-14195                  65-0723837
(State or Other Jurisdiction
    of Incorporation)           (Commission File Number)       (IRS Employer
                                                             Identification No.)

                             116 Huntington Avenue
                         Boston, Massachusetts  02116
             (Address of Principal Executive Offices)  (Zip Code)

                                (617) 375-7500
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS.

     On January 5, 2001, American Tower Corporation (the "Company") issued a press release regarding estimated financial results for its fourth quarter ended December 31, 2000 and reaffirmed information about its fiscal year 2001 outlook The first, second, third, fifth, sixth, and seventh paragraphs and the information provided under the heading "Fourth Quarter 2000 Estimated Ranges" of the table entitled "Estimated Summary of Fourth Quarter 2000 Results and Reaffirmed Fiscal Year 2001", of that press release, which appears as part of
Exhibit 99.1, are incorporated by reference into this Item 5 of this Report and filed with the Commission.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

Exhibit No.        Item
-----------        ----
99.1               Press release, dated as of January 5, 2001 announcing
                   estimates of its fourth quarter financial results and fiscal year 2001 outlook.

ITEM 9.  REGULATION FD DISCLOSURE.

     The title, the fourth paragraph and information provided under the heading of "Fiscal Year 2001 Reaffirmed Ranges" in the table entitled "Estimated Summary of Fourth Quarter 2000 Results and Reaffirmed Fiscal Year 2001", of the press release, which appears as part of Exhibit 99.1, are incorporated by reference into this Item 9 of this Report and are furnished with the Commission.

     The furnishing of this information is not intended to constitute a representation that such information is material or that it is required to be disclosed under Regulation FD. In addition, all of the information in Exhibit
99.1 is presented as of January 5, 2001, and the Company undertakes no obligation to update this information, including forward-looking statements, to reflect subsequently occurring events or circumstances.

                                       2
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  AMERICAN TOWER CORPORATION
                                        (Registrant)

Date: January 17, 2001            By: /s/ Justin D. Benincasa
                                      ------------------------------
                                      Name:  Justin D. Benincasa
                                      Title: Senior Vice President
                                             and Corporate Controller

                                       3
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                                 EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
99.1            Press release, dated as of January 5, 2001 announcing estimates of its fourth quarter financial results and fiscal year 2001 outlook.